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                                                              Exhibit 10.15





LICENSE AND SUPPLY AGREEMENT




      This license and supply agreement is entered into as of August 31 , 1995 (the "Effective Date") between Cambridge Biotech Corporation, debtor and debtor in possession, Case No. 94-43054-IFQ, United States Bankruptcy Court for the District of Massachusetts, Western Division, a Delaware corporation, having offices at 365 Plantation Street, Worcester, Massachusetts 01605, and Progenics Pharmaceuticals, Inc., a Delaware corporation having offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (each singularly a "Party" and collectively the "Parties") with reference to the following:


                                   RECITALS


      WHEREAS, CBC is performing research and development in the field of purified saponin extracts from the tree Quillaja saponaria, production processes therefor and uses thereof as an immune adjuvant; and

      WHEREAS, Progenics is performing research and development in the field of vaccines for human cancers and is interested in licensing CBC's rights to such purified saponin extracts for use as an immune adjuvant with such vaccines;

      THEREFORE, the parties agree as follows:


1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

      1.1   "ACTIVE DEVELOPMENT EFFORT" is defined in Section 5.1.


                                      [***]



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      1.3   "ADJUVANT REQUIREMENTS" means the amount of Adjuvant in bulk which Progenics and its sublicensees may require pursuant to the provisions hereof for all research and development, pre-clinical and human clinical testing of Licensed Products and, after Commercial Introduction, production of Licensed Products for comme'rcial sales.

      1.4 "AFFILIATE" means any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by, or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling, or under common control with a party to this Agreement.

      1.5 "AGREEMENT" means this License and Supply Agreement, including any exhibits, schedules or other attachments thereto, as any of the foregoing may be validly amended from time to time.

      1.6 "CBC" means Cambridge Biotech Corporation, a Delaware corporation, its Affiliates, and its successors and permitted assigns.

      1.7 "cGLPs" means the current Good Laboratory Practices for Finished Pharmaceuticals pursuant to 21 C.F.R. 58 et seq., as amended from time to time.

      1.8 "cGMPs" means the current Good Manufacturing Practices for Finished Pharmaceuticals pursuant to 21 C.F.R. 210 et seq., as amended from time to time.

      1.9 "COMMERCIAL INTRODUCTION" means on a country-by-country basis the date of first commercial sale (other than for purposes of obtaining regulatory approval) of a Licensed Product by Progenics or its sublicensees in such country.

      1.10  "EFFECTIVE DATE" is defined in the introductory paragraph.

      1.11 "FIELD OF USE" means vaccines containing purified GM2 and GD2 ganglioside preparations (whether alone or in combination with each other) for the prevention or treatment of human cancers.

      1.12 "FULLY BURDENED MANUFACTURING COST" means the actual cost of Manufacture by CBC of the Adjuvant under a Manufacturing Process in compliance with cGMPs, if applicable, which actual cost shall be comprised of the cost of goods produced as determined in accordance with United States generally accepted accounting principles, and shall include direct labor, direct material and allocable manufacturing overhead but shall exclude selling, general and administrative, research and development and interest expenses; Fully-Burdened Manufacturing Cost shall include, to the extent applicable, the cost to CBC of having some portion or all of the Manufacturing Process performed by a third party.

                                      [***]


      1.15 "KNOWHOW" means materials, data, results, formulae, designs, specifications, methods, processes, improvements, techniques, ideas, discoveries, technical information, process information, clinical information and any other information, whether or not any of the foregoing is patentable, known to and which is confidential (in accordance with Section 9.1 hereof) and proprietary to CBC now or hereafter during the Term, to the extent that any of the foregoing relates to any Licensed Patent Rights or the development, manufacture, use or sale of Adjuvant in connection with the development, manufacture, use or sale of any Licensed Product; provided however, that the term "Knowhow" shall not include any of the foregoing that is subject to proprietary rights of third parties.

      1.16 "LICENSED PATENT RIGHTS" means any and all patent applications and patents (including inventor's certificates and utility models) throughout the world, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations and continuation-in-parts of the foregoing, which CBC now or hereafter during the Term owns or controls (solely or jointly) or under which CBC has the fight to grant sublicenses (regardless of any royalty or other payments to a third party required of CBC), to the extent that any of the foregoing covers, in whole or in part, the development, manufacture, use or sale of Adjuvant in connection with the development, manufacture, use or sale of any Licensed Product. "Licensed Patent Rights" shall include, without limitation, the patent listed on Exhibit "A" attached and incorporated into this Agreement.

      1.17 "LICENSED PRODUCT" means any vaccine or vaccines formulated using Licensed Patent Rights or Knowhow in the Field of Use.




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      1.18  "LICENSED TERRITORY" means the world.

      1.19 "MANUFACTURE" OR "MANUFACTURING PROCESS" means the aseptic storage, handling, production, processing and packaging of Adjuvant in accordance with this Agreement.

                                      [***]

      1.21  "OPTION" is defined in Section 3.2.

      1.22  "PARTY" AND "PARTIES" are defined in the introductory paragraph.

      1.23 "PLA-ENABLING HUMAN CLINICAL TRIAL" means as to a specific Licensed Product, a controlled and lawful study of the efficacy of such Licensed Product by administration of such Licensed Product to human beings where the principal purpose of such trial is to provide statistically significant efficacy data to serve as pivotal support for an application to the United States Food and Drug Administration for approval of a Licensed Product for the indication being investigated by the trial.

      1.24 "PROGENICS" means Progenics Pharmaceuticals, Inc., a Delaware corporation, its Affiliates and its permitted successors and assigns.

      1.25  "PROGENICS SHARES" is defined in Section 3.2.

      1.26  "SPECIFICATIONS" is defined in Section 8.3(a).

      1.27  "TERM" is defined in Section 10.1.

      1.28 "VALID CLAIM" means a claim in an issued, unexpired patent in the Licensed Patent Rights, which has not been held invalid, unpatentable or unenforceable in an unappealed or unappealable decision of a court or other governmental body of




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            competent jurisdiction, which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding.


2.    LICENSE.

      2.1 GRANT OF LICENSE RIGHTS. CBC hereby grants to Progenics a worldwide license that is exclusive as to all parties [***], to use the Knowhow and practice the Licensed Patent Rights to develop, manufacture, have manufactured, use, sell, and have sold Licensed Products.

      2.2 SUBLICENSES. Progenies shall have the right to grant sublicenses of its rights under this Agreement with respect to Licensed Products (but not the Adjuvant alone) (a "Sublicense") only as follows:

                                      [***]

            (c) Progenies shall promptly notify CBC of the execution of each sublicensee and shall provide CBC with a copy of same.

      2.3   ON-GOING TRANSFER OF KNOWHOW AND LICENSED PATENT RIGHTS.
            CBC shall promptly transfer to Progenics existing Knowhow and Licensed Patent Rights for purposes of Progenics' research and development (including but not limited to pre-clinical trials and human clinical trials but excluding Knowhow relating to the Manufacture of the Adjuvant) with respect to Licensed Products. On an on-going basis during the Term, CBC shall identify and disclose to Progenics in writing any and all Knowhow (exclusive of Knowhow relating to the Manufacturing the Adjuvant) then existent, whether or not potentially patentable, and any and all Licensed Patent Rights then existent.

3.    SCHEDULE OF PAYMENTS TO CBC.

                                      [***]



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                                      [***]





      3.2 RESTRICTED SHARES. As additional consideration for the rights granted hereunder, Progenies shall issue to CBC simultaneously with the execution of this agreement sixty thousand (60,000) shares of Progenies' common stock (the "Progenies Shares). Each of the Progenies Shares shall be subject to the restriction (the "Transfer Restriction") that no holder of such share shall sell, assign or transfer (collectively a "Transfer") a Progenies Share during the period of time that the Transfer Restriction is in force and effect as to such share. Upon the occurrence of certain milestone events, as set forth below, the Transfer Restriction shall lapse as to the number of Progenies Shares which remain restricted set forth opposite the respective milestone.

            MILESTONE                            NUMBER OF PROGENICS SHARES AS
                                                 TO WHICH RESTRICTION LAPSES



                                      [***]



            Progenies shall promptly give CBC notice of the occurrence of each milestone. Notwithstanding the foregoing, a holder of Progenies Shares may Transfer all (but not less than all) of the Progenies Shares which are subject to the Transfer Restriction to a transferee of all or substantially all of the business division to



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            which this license pertains or to such holder's legal successor upon a merger, reorganization, consolidation, dissolution or liquidation of such holder. In the event that the license hereunder shall terminate pursuant to the provisions of either
            Section 5.1 or Section 10, then CBC (or its permitted transferee or successor pursuant to the next preceeding sentence) shall reconvey to Progenics all of the Progenics Shares which on the effective date of such termination remain subject to the Transfer Restriction.

      3.3 ROYALTIES. Subject to the other terms of this agreement, Progenics shall pay to CBC royalties as follows:

            (a) [***] by Progenics of any Licensed Product covered by a Valid Claim of Licensed Patent Rights, payable on a country-by-country basis until the expiration of the last-to-expire of the Valid Claims covering a Licensed Product in the country of manufacture or sale. [***]

            (b) In the event that Progenics should enter into a Sublicense, CBC will receive [***]

            (c) If Licensed Patent Rights existing in a given country are not sufficient to afford a given Licensed Product sufficient protection from competition by a vaccine in the Field of Use manufactured by a third party using an adjuvant based on Quillaja Saponaria and such third party holds at least one-third of the market for such vaccine in the Field of Use in such country, then the royalty rate payable by Progenies to CBC will be [***]

            (d) In any country in which there are no Licensed Patent Rights, Progenics shall pay to CBC a royalty equal to [***]


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4.    ROYALTY PAYMENTS, REPORTS AND RECORDS.

      4.1 COMMERCIAL INTRODUCTION. Progenies shall promptly give CBC notice of the occurrence of Commercial Introduction of each Licensed Product.

      4.2   ROYALTY PAYMENTS.

            (a) PAYMENTS; DEDUCTION OF TAXES. After the date of Commercial Introduction of the first Licensed Product, royalties under this Agreement on Net Sales of any Licensed Product for a given calendar quarter will be due and payable from Progenies to CBC within thirty (30) days after the end of such calendar quarter. Royalties due under Section 3.3(b) attributable to sublicense fees shall be payable at the end of the quarter when such license fees are payable. Progenies will remit any such royalty payment due to CBC under this Agreement by check payable to CBC. Any tax paid or required to be withheld by Progenies on account of royalties payable to CBC under this Agreement shall be deducted from the amount of royalties otherwise due. Progenies shall make any applicable withholding payments due on behalf of CBC and shall promptly provide CBC with written documentation of any such taxes withheld and paid by Progenies or its sublicensees for the benefit of CBC.

            (b) FOREIGN CURRENCY CONVERSION. For sales of any Licensed Product that occur in a currency other than United States dollars ("foreign currency sales"), the quarterly royalty payment will be calculated as follows:

                   (A/B) X C = United States dollars royalty payment on foreign currency sales, where

                   A = foreign currency "Net Sales" per quarter

                   B = foreign exchange conversion rate, expressed in local currency per United States dollar (using as the applicable foreign exchange conversion rate the average of the rate published in the Wall Street Journal or any other mutually agreed-upon source for the last business day of each of the three (3) months of the quarter); and

                   C = the royalty rate applicable to such Net Sales under
                   Section 3.2.

      4.3 ROYALTY REPORTS. After the date of Commercial Introduction of the first Licensed Product Progenies shall render to CBC, together with the royalty payment due under Section 4.2 for a given calendar quarter, a written account for such calendar


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


            quarter showing (a) total gross sales and Net Sales of Licensed Products sold by Progenics and its sublicensees, and the total gross royalty and license fee revenues paid to Progenies by any sublicensee(s) during such calendar quarter, and (b) a calculation of the royalty rate and royalties payable under Section 3.3 (including, in the case of foreign currency sales, the total foreign currency Net Sales during such calendar quarter, the applicable foreign exchange conversion rate(s) and the total United States dollar royalty payment amount).

      4.4 PROGENICS' RECORDKEEPING AND INSPECTION. After the date of Commercial Introduction of the first Licensed Product, Progenics shall keep for at least three (3) years records of all sales of Licensed Products in sufficient detail to permit CBC to confirm the accuracy of Progenics' royalty calculations. At the request of CBC no more frequently than once per year, upon at least five (5) business days' prior written notice to Progenics from CBC, and at the expense of CBC (except as otherwise provided below), Progenics shall permit a nationally recognized, independent, certified public accountant selected by CBC and acceptable to Progenics to inspect, during regular business hours, any such Progenics records for the then-preceding three (3) years solely to the extent necessary to verify such calculations, provided that such accountant in advance has entered into a confidentiality agreement with Progenics (substantially similar to the confidentiality provisions of this Agreement) limiting the disclosure of such information to authorized representatives of the Parties. Results of any such inspection shall be made available to both Parties. If such inspection reveals a deficiency in the calculation of royalties resulting in an underpaymeat to CBC by five percent (5%) or more, Progenics shall pay all costs and expenses of such inspection.

5.    DUE DILIGENCE.

      5.1 Maintenance of License. In order to maintain the license granted pursuant to Section 2.1 with respect to a designated Licensed Product, Progenics agrees to use its best efforts to:

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                                      [***]



            If Progenics shall fail to achieve any of the above objectives and such failure shall remain unremedied for a period of sixty
            (60) days after notice of such failure to Progenics by CBC (the "Grace Period"), this license shall automatically terminate at the end of the Grace Period (except with respect to the first Licensed Product if Progenics has fulfilled the obligations set forth in subparagraphs (a)-(d) of this section 5.1).
            Notwithstanding the foregoing, if such failure is a result of Progenics not having obtained a third party license necessary to make, use or sell Licensed Products and reasonable evidence is submitted by Progenics to CBC that such license can be obtained in a reasonable period of time, Progenics may request that the Grace Period be extended for a period of time set forth in the request. CBC shall not unreasonably withhold its consent to such extension but in no event shall the Grace Period exceed one year.
            CBC shall not unreasonably withhold its consent to any reasonable revision in the preceding schedule requested in writing by Progenics and supported by reasonable evidence of technical difficulties or delays in the clinical studies or regulatory process that could have not have been reasonably anticipated or avoided, (as for example, should the clinical studies for the first Licensed Product be unsuccessful, the parties shall establish a reasonable schedule for the second Licensed Product). Notwithstanding the foregoing, CBC shall not have the right to terminate the license for failure of Progenics to meet a goal if such failure is a result of.'
            (i) CBC's failure to meet its obligations hereunder, or (ii) an action brought by a third party claiming that the use of the Adjuvant in Licensed Products infringed a patent of such third party.

      5.2 PRE-CLINICAL AND CLINICAL PROGRAMS. Subject to the other terms of this Agreement (including but not limited to Section 8.7), with respect to all Licensed Products, Progenics or its sublicensees shall be solely responsible for the conduct of pre-clinical and human clinical testing, regulatory filings, applications and approvals, and expenses in connection with all of the foregoing. In connection with all of the foregoing:



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            (a)    CBC COOPERATION. CBC shall cooperate with and assist
                   Progenies in the preparation and filing of information with respect to the Adjuvant for use in any Investigational New Drug application, Product License Application or any other regulatory filings throughout the Licensed Territory with respect to any Licensed Product. Without limiting the generality of the foregoing, for purposes of supporting all pre-clinical and human clinical trials and all regulatory filings, applications and approvals on the part of Progenics with respect to any Licensed Product, CBC hereby agrees that on an on-going basis during the Term:
                   (i) CBC shall permit Progenics and its sublicensees to reference CBCs drug master file for the Adjuvant with the United States Food and Drug Administration; (ii) to the extent not subject to the proprietary rights of third parties, CBC shall provide Progenics with all pre-clinical and clinical data, results and other relevant information with respect to the Adjuvant (including but not limited to information regarding the toxicity, safety and stability of the Adjuvant) that is (A) submitted by CBC in connection with any Investigational New Drug application or other regulatory filing with respect to the Adjuvant from time to time during the Term or (B) otherwise in CBC's possession from time to time during the Term; and (iii) a CBC representative, at Progenics' request, shall attend periodic meetings to discuss the progress of clinical trials of any Licensed Products. Progenies will reimburse CBC for the foregoing assistance only (i) for its reasonable out-of-pocket expenses, including but not limited to travel, and (ii)
                   CBC's fully burdened costs of performing technical studies or engaging outside services subject to the prior approval of Progenies.

            (b) ADVERSE EVENTS REPORTING. On an on-going basis during the Term and for at least ten (10) years after the expiration or termination of this Agreement, each Party agrees to provide the other Party with any written information in its possession which indicates adverse effects in humans associated with the Adjuvant or any products using the Adjuvant (including but not limited to Licensed Products).

            (c) PROGENICS' ERGULATORY REPORTS. Within thirty (30) days of the Effective Date and on an annual basis thereafter (commencing with the first anniversary of the Effective
                   Date), Progenics will provide CBC with (i) a written report summarizing the regulatory filings, applications and approvals with respect to any Licensed Product that Progenics or its sublicensees (a) have made, sought or obtained in the prior twelve (12)-month period, and (b) reasonably expect to make, seek or attempt to obtain in the ensuing twelve
                   (12)- month period following the date of the report,and
                   (ii) results of clinical trials conducted by Progenics using QS-21. Any and all such reports shall be considered confidential and proprietary information of Progenics in accordance with
                   Section 9, provided, however, that CBC may share relevant safety data with its other QS-21 licensees in a manner intended not to disclose any other proprietary information of Progenics.

6.    REPRESENTATIONS AND WARRANTIES OF PROGENICS; REGISTRATION RIGHTS.

      6.1   Progenics represent and warrants to CBC as follows:

            (a) ORGANIZATION, STANDING AND AUTHORITY. Progenics is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.
                   Progenics has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted. Progenics has, and will have on all relevant dates, all requisite legal and corporate power to execute and deliver this Agreement, to issue the Progenics Shares, and to carry out and perform its obligations under the terms of this Agreement.

                   The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Progenics corporate action. The performance by Progenics of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party.

            (b) CAPITALIZATION. The authorized capital stock of Progenics at December 31, 1994 consisted of: (i) 40,000,000 common shares, par value of $.001 per share, of which 12,000,000 shares have been designated Common Stock, of which 2,999,550 shares are issued and outstanding and 5,000,000 shares have been designated Class A Common Stock, of which no shares are issued and outstanding; and (ii) 20,000,000 preferred shares, par value $.001 per share, of which 4,000,000 shares have been designated Series A Preferred Stock, of which 2,308,000 shares are issued and outstanding and 2,500,000 shares have been designated Series B Preferred Stock, of which 1,982,830 shares are issued and outstanding. Progenics has reserved 2,348,313 shares of Progenies Common stock for stock options outstanding at December 31, 1994. Progenics has reserved 150,000 shares of Progenics Common Stock for a warrant outstanding at December 31, 1994.

                   Except as set forth above, there are (i) no share of capital stock or other voting securities of Progenics authorized or outstanding, (ii) no subscriptions, options, conversation or exchange rights, warrants, repurchase or redemption agreements or other agreements, claims or commitments of any nature whatsoever obligating Progenies to issue, transfer, deliver or sell, repurchase or redeem or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of its capital stock or other securities or obligating Progenics to grant, extend or enter into any such agreement or commitment: (iii) no voting trusts or other agreements or understandings with respect to the voting of the capital stock of Progenics or agreements or understandings, restrictions on disposition of the capital stock of Progenics to which Progenics is a party or is bound or, to the actual knowledge of Progenics, to which any other party is bound; and (iv) except as set forth herein, no agreements granting any registration fights including "piggy-back" fights to any person or entity. All issued and outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable.

            (c) FINANCIAL STATEMENTS. Progenics has delivered to CBC copies of the following financial statements:

                   (i) Progenics' audited balance sheet at December 31, 1994, and its audited statements of operations, stockholders' equity and cash flows for the year then ended certified by Coopers & Lybrand LLP. 6.2 Registration Rights.

            (a) INCIDENTAL REGISTRATION. IfProgenics at any time proposes to file a registration statement under the Securities Act with respect to an offering for its own account or on behalf of holders of its securities of any class of equity security (excluding an initial public offering which does not include securities registered for the account of so-called "selling shareholders" or a registration relating solely either to the sale of securities to employees of Progenics pursuant to a stock purchase, stock option or similar plan or a merger, recapitalization or reorganization), Progenics shall promptly give CBC or any holder of Progenies Shares pursuant to a transfer permitted under Section 3.2 (collectively a "Holder") written notice of such registration at least 10 days prior to the anticipated filing date and such notice shall offer the Holder the opportunity to register such number of Progenics Shares as the Holder may request. Upon the written request of Holder given within 10 days after receipt of such notice delivered by Progenies, Progenics shall use its best efforts to cause to be registered under the Securities Act all of the Progenics Shares that Holder has requested to be registered.

            (b) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares herein issued by Progenics, Progenics shall not be required under paragraph 6.2(a) to include any of the Progenics Shares in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between Progenics and the underwriters selected by it, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by Progenics. In connection with any offering pursuant to paragraph 6.2(a).
                   if the total amount of shares requested by Holder to be included in such offering exceeds the amount of securities sold other than by Progenics that the underwriters reasonably believe is compatible with the success of the offering, then Progenics shall be required to include in the offering only that number of shares that the underwriters believe will not jeopardize the success of the offering, (the shares so included to be apportioned pro rata among all stockholders of Progenics selling in the offering according to the total amount of shares owned by each such stockholder or in such other proportions as shall be agreed upon by such stockholders).

            (c) EXPENSES OF REGISTRATION. Progenics shall bear and pay all expenses incurred in connection with any registration, filing or qualification of shares with respect to registrations pursuant to this paragraph 6.2 for Holder, including, without limitation, all registration, filing, qualification, printing and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to shares being registered, applicable transfer taxes and expenses of counsel to any of the Holders, which shall be borne by the stockholders selling shares being registered.

            (d) PROGENICS WITHDRAWAL OF REGISTRATION. Progenics shall have no liability to Holder for Progenics' withdrawal of any registration as to which Holder has registration rights under the paragraph 6.2 provided such withdrawal is made in good faith by Progenies and not for the purpose of impairing any of Holder's rights under this paragraph 6.2.

            (e) OBLIGATIONS OF PROGENICS. Whenever required under this paragraph 6.2 to effect the registration of any shares, Progenies shall, as expeditiously as reasonably possible:

                   (i) prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective;

                   (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                   (iii) furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirement of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the shares owned by them and covered by a registration statement flied under this paragraph 6.2;

                   (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by Holder, provided that Progenics shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                   (v) in the event of any underwritten public offering, enter into and perform its Obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering who shall be chosen by Progenics (and Holder shall also enter into and perform its obligations under such an underwriting agreement); and

                   (vi) notify Holder as promptly as possible at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) OBLIGATIONS OF HOLDER. In connection with any registration required to be effected pursuant to this paragraph 6.2, Holder shall furnish to Progenies such information regarding itself, the shares held by it and the intended method of disposition of such securities as shall be required to effect the registration of their shares.

            (g) LOCK-UP AGREEMENT. CBC hereby agrees that in connection with any registration of equity securities relating to an underwritten offering thereof to the general public, CBC shall not, whether or not CBC is participating in such registration, to the extent requested by Progenies or the underwriter of such offering, sell or otherwise transfer or dispose of (other than to donors who agree to be similarly bound) any Progenies Shares (other than those shares which are in fact included, in such registration) without the prior written consent of Progenics or such underwriters. as the case may be, for such period of time (not to exceed 120 days) from the effective date of the registration statement for such registration as Progenies or such underwriters may specify in writing.

            (h) INDEMNIFICATION. Progenies may require, as a condition to including any Progenies Shares in any registration statement filed pursuant to this paragraph 6.2, that Progenics shall have received an undertaking satisfactory to it from (i) the prospective seller of such securities, to indemnify and hold harmless Progenics, each officer and director of each such underwriter and each other person, if any, who controls Progenies or the underwriter, and (ii) each such underwriter of such securities, to indemnify and hold harmless Progenics, each officer and director of Progenics, each prospective seller, each officer and director or each prospective seller and each other person, if any, who controls Progenies or any such prospective seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or underwriter, as the ease may be, to Progenics for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Progenics or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

7.    CBC REPRESENTATIONS AND WARRANTIES.

      7.1   CBC represents and warrants to Progenies as follows:

            (a) ORGANIZATION, STANDING AND AUTHORITY. CBC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. CBC has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted. CBC has, and will have on all relevant dates, all requisite legal and corporate power to execute and deliver this Agreement.

                   The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate CBC corporate action. The performance by CBC of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party. CBC has the full right and legal capacity to provide in the Licensed Territory all rights to the Knowhow and Licensed Patent Rights granted to Progenics hereunder.

            (b) PROCEEDINGS OR CLAIMS. There are no adverse proceedings, claims or actions pending, or to the best of CBC's knowledge, threatened, relating to the Knowhow and/or Licensed Patent Rights and at the time of disclosure and delivery thereof to Progenies, CBC shall have the full right and legal capacity to disclose and deliver the Knowhow and Licensed Patent Rights to Progenics without violating the fights of third parties.

            (c) INVESTMENT. CBC is acquiring the Progenics Shares for investment and not with a view to the distribution thereof nor with any present intention of distributing or selling any Progenics Shares except in compliance with the Securities Act.

8.    MANUFACTURE AND SUPPLY.

      8.1 GENERAL. The terms of the exclusive license granted to Progenics under Section 2 notwithstanding, Progenics agrees that CBC retains the right to Manufacture the Adjuvant for use in Licensed Products. CBC agrees to supply Progenies with one hundred percent (100%) of its Adjuvant Requirements for purposes of research and development, pre-clinical and human clinical trials and commercial sales of all Licensed Products. CBC also agrees to supply each of Progenics sublicensees with all of its Adjuvant Requirements provided such sublicensee enters a supply agreement with CBC containing substantially the same terms pertaining to supplyas set forth herein. CBC hereby agrees, at its sole expense, to commit allreasonably necessary facilities, appropriately trained personnel, machinery, equipment, utilities and other CBC resources required to satisfy its obligations under this Agreement. CBC may contract with a third party to fulfill its obligations hereunder and/or may assign or sublicense all or any portion of its rights and obligations under this Section 8 with respect to Manufacture and supply of Adjuvant Requirements. For all purposes under this Section 8, the term CBC,.shall be deemed to include any such third party, assignee or sublicensee of CBC.

      8.2   CBC TRANSFER PRICE OF ADJUVANT.

            (a) THROUGH FILING OF PRODUCT LICENSE APPLICATION. With respect to each and every Licensed Product, CBC shall supply one hundred percent (100%) of Adjuvant Requirements prior to Commercial Introduction of such Licensed Product, including for purposes of all research and development, pre-clinical trials and human clinical trials (including PLA-Enabling Human Clinical Trials) of such Licensed Product. CBC agrees to supply Adjuvant under this Section 8.2(a) at a transfer price to Progenics [***]. In order to verify the production cost of the Adjuvant, Progenics will have the right to pay for an independent certified public accountant to inspect the records of CBC once per year during regular business hours, provided that such accountant has entered into a confidentiality agreement with CBC limiting the disclosure of such information to authorized representatives of the Parties.

            (b) COMMERCIAL INTRODUCTION AND SALES. With respect to each and every Licensed Product, CBC shall supply [***] of Adjuvant Requirements for commercial sales of suchLicensed Product upon and after its Commercial Introduction. CBC agrees to supply Adjuvant under this Section 8.2(b) at a transfer price [***].

      8.3 CBC'S REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING MANUFACTURING. CBC hereby represents and warrants to Progenics and its sublicensees as follows:

            (a) PRE-CLINICAL TRIAL USE. CBC shall Manufacture or cause to be Manufactured all Adjuvant Requirements for use in any vaccine used in

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                   connection with any pre-clinical trial of any Licensed
                   Product (i) strictly in compliance with (A) this Agreement,
                   (B) the specifications for the Manufacture of Adjuvant, as may from time to time be required by the Food and Drug Administration (the "Specifications") the current version of which is set forth in Exhibit B, and (C) all applicable laws and regulations.

            (b) HUMAN CLINICAL TRIAL USE. CBC shall Manufacture or cause to be Manufactured all Adjuvant Requirements for use in any vaccine used in connection with any human clinical trial of any Licensed Product (i) strictly in compliance with (A) this Agreement, (B) all Specifications, and (C) all applicable laws and regulations, including but not. limited to cGMPs, to the extent applicable. Notwithstanding the foregoing, the parties acknowledge and agree that the Adjuvant which is being delivered to Progenics in the first lot (approximately one gram) has been manufactured by CBC for use in Phase 1 and Phase 2 clinical trials in a manner which CBC believes to be appropriate for such level of clinical trial. It shall be the responsibility of Progenics to obtain such assurances from regulatory authorities as it may deem necessary or appropriate for the use of such Adjuvant in the trials it is planning to conduct.

            (c) COMMERCIAL USE. CBC shall Manufacture or cause to be Manufactured all Adjuvant Requirements for use in the commercialization of any Licensed Product (i) strictly in compliance with (A) this Agreement, (B) all Specifications, and (C) all applicable laws and regulations, including but not limited to cGMPs, to the extent applicable.

            (d) CERTIFICATE OF ANALYSIS; NON-COMPLYING ADJUVANT. Before, during and after Manufacture of Adjuvant Requirements, CBC shall obtain samples, monitor the Manufacturing Process and the environment of such Manufacture, and keep such technical books and records of all of the foregoing as are required under the Specifications and all applicable laws and regulations, including but not limited to cGLPs or cGMPs (as appropriate and applicable). CBC shall test each lot of Adjuvant Requirements Manufactured for Progenics as required under the Specifications. Together with each such lot of Adjuvant Requirements, CBC shall provide a written certificate of analysis which shall set forth the results of such testing by CBC and CBC's quality control approval of such lot of Adjuvant Requirements. CBC's obligations under this Section 8.3(d) shall be at CBC's sole expense. Progenies shall be entitled to test any such Adjuvant Requirements in accordance with the Specifications, at Progenics' sole expense. Without limiting any of Progenics' other rights or remedies under this Agreement, with respect to any Adjuvant Requirements supplied hereunder that do not comply with applicable representations and warranties under this Section 8.3, the Parties agree that: (i) neither Progenies nor its sublicensees shall be obligated to pay CBC the transfer price applicable to such non-complying Adjuvant
                   Requirements; (ii) if Progenies or its sublicensee has already paid for such non-complying Adjuvant Requirements, Progenies or its sublicensee shall be entitled to a credit against future purchases for the amount paid to CBC therefor; (iii) CBC on a priority basis shall Manufacture and supply to Progenics or its sublicensee, as applicable, replacement Adjuvant Requirements in full compliance with this Section 8.3; and (iv) CBC shall bear the full cost of returning or destroying the non-complying Adjuvant Requirements. Progenies shall be deemed to have accepted any Adjuvant provided hereunder and such Adjuvant shall be deemed to comply with the provisions hereof unless
                   Progenies shall notify CBC of the rejection of such Adjuvant and the reasons for such rejection within the forty-five days (45) of delivery of such Adjuvant.

8.4 PROCEDURES FOR ESTIMATING, ORDERING AND SUPPLYING ADJUVANT REQUIREMENTS. Subject to the other terms of this Agreement:

            (a) ANNUAL DEMAND FORECAST FOR EACH MANUFACTURING YEAR. During the Term, commencing on October 1, 1995 and on an on-going quarterly basis as described below, Progenics will provide CBC with a written rolling annual demand forecast of Adjuvant Requirements for each calendar year which shall be binding as to the first quarter and non-binding as to the remaining three (3) quarters. Thereafter, Progenics shall provide an updated annual demand forecast on a quarterly basis no later than ninety (90) days in advance of the commencement of the first (and binding) quarter covered by such annual demand forecast. The Parties also agree that the variance, if any, between the binding forecast of a given quarter and the last non-binding forecast for such quarter shall be between [***] and [***], meaning that Progenies' binding forecast for such quarter must be at least [***] but not more than [***] of such last non-binding forecasted amount for such quarter.

            (b) PURCHASE ORDERS. Except as set forth in Section 8.4(a), Progenics shall place a firm purchase order or purchase orders with CBC setting forth (i) the quantities of Adjuvant Requirement to be Manufactured and supplied hereunder, (ii) the schedule for receipt from CBC of such batch(es) of Adjuvant Requirements, and (iii) instructions for shipping and packaging. Each such firm purchase order shall be submitted no later than thirty (30)

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

                   days in advance of the first scheduled date of receipt thereof. Subject to the other terms of this Agreement, Progenics shall be obligated to place firm purchase orders with CBC for, and CBC hereby commits to Manufacture and supply hereunder pursuant to such firm purchase orders, no less than one hundred percent (100%) of the amount of Adjuvant Requirements in the then-binding quarter of each annual demand forecast under Section 8.4(b); provided, however, that: (A) the Parties may mutually agree in writing to amend any such firm purchase order; (B) CBC, in its discretion, may agree to supply additional amounts of Adjuvant Requirements in excess of the then-binding amount, provided that Progenies place firm purchase order(s) for such excess Adjuvant Requirements on a timely basis; and (C) CBC agrees to provide Progenics with as much advance written notice as possible (and in any case at least thirty (30) days' written advance notice) ifCBC determines that any scheduled delivery of Adjuvant Requirements pursuant to any purchase order will be delayed for any reason of which CBC becomes aware.

            (c)                             [***]


*** Confidential Treatment Requested

      8.5   ALLOCATION.

            (a) ALLOCATION AMONG CUSTOMERS. CBC and Progenics hereby agree and acknowledge that, in the event that CBC is unable to satisfy in full its obligations under this Agreement to supply one hundred percent (100%) of Adjuvant Requirements as well as CBC's obligations to third parties with respect to supply of Adjuvant, CBC shall allocate proportionately all available Adjuvant among Progenies and its sublicensees and such third parties with highest priority for the supply of Adjuvant given to outstanding firm purchase orders for comparable delivery time frames.

            (b) INABILITY TO SUPPLY. In the event CBC shall fail to fill one hundred percent (100%) of Progenics' allowable finn purchase orders for two successive calendar quarters (an "Inability to Supply") then, notwithstanding Section 8.1, Progenics may either purchase its Adjuvant Requirements from a third party or manufacture for its own use its Adjuvant Requirements, in either case only until such time as CBC shall demonstrate (if such demonstration shall be made within one (I) year after the end of the second consecutive quarter of such shortfall) that it is willing and able to supply Progenics' Adjuvant Requirements (provided that Progenics shall not be require. d to purchase additional Adjuvant from CBC until such time as it has satisfied commitments of reasonable scope and duration made for purchase or manufacture of Adjuvant during such period). In the event Progenics elects to manufacture the Adjuvant, CBC shall transfer to Progenics all information and Knowhow reasonably necessary to manufacture the Adjuvant and CBC shall fully cooperate with regulatory authorities to qualify Progenics as a manufacturer of the Adjuvant. Progenics' fight to manufacture under this section shall be its exclusive remedy for any damages or losses it incurs as a result of any interruption in the supply of Adjuvant under this Agreement. Without limiting the generality of the foregoing, CBC shall not be liable to Progenics for consequential damages or lost profits.

      8.6 REGULATORY APPROVAL OF MANUFACTURING. CBC shall be responsible, at sole cost and expense, for obtaining all necessary regulatory approvals particular to the Adjuvant for Manufacture and supply of Adjuvant Requirements. Progenics shall advise CBC of any new requirements specified by the United States Food and Drug Administration or the Federal Food, Drug and Cosmetic Act (or the equivalent regulatory authority or law in other countries) with respect to any Licensed Product. At any time when any portion of the Adjuvant Requirements is being Manufactured by CBC for Progenics, Progenics shall have the right to have its personnel observe all phases and areas of such Manufacture and the CBC facility, and CBC shall not modify in any manner any Specifications without Progenics' prior written consent (which consent shall not be unreasonably withheld).

    8.7  CBC RECORDKEEPING AND INSPECTION.

         (a) TECHNICAL RECORDS. With respect to any Manufacture and supply of Adjuvant Requirements, CBC shall, at its expense, keep properly completed technical books and records, test data and reports as required under the Specifications and all applicable laws and regulations, including but not limited to cGLPs or cGMPs (as appropriate), and in any case shall maintain such technical information for at least two (2) years from the expiration date of the relevant Licensed Product or longer if required under applicable laws and regulations (including but not limited to cGLPs and cGMPs, as applicable). During regular business hours and upon reasonable advance written request, CBC shall make any such technical information available to Progenics for inspection and copying.

          (b) FINANCIAL RECORDS. During the Term, CBC shall keep for at least three (3) years records of its Fully Burdened Manufacturing Costs, and the calculations thereof in sufficient detail to permit Progenics to confirm the accuracy thereof. At the request of Progenics, and not more frequently than once per year, upon at least five (5) business days' prior written notice, and at the expense of Progenics (except as otherwise provided below), CBC shall permit a nationally recognized, independent, certiffied public accountant selected by Progenics and acceptable to CBC to inspect (during regular business hours) any such CBC records for the then-preceding three (3) years solely to the extent necessary to verify such costs, margins and calculations, provided that such accountant in advance has entered into a confidentiality agreement with CBC and Progenics substantially similar to the confidentiality provisions of this Agreement, limiting the use and disclosure of such information to authorized representatives of the Parties. Results of any such inspection shall be made available to both Parties. If such inspection reveals a deficiency in the calculation of CBC's Fully Burdened Manufacturing Cost resulting in an overpayment to CBC of the transfer price by five percent (5%) or more, CBC shall pay all costs and expenses of such inspection.

          (c) QUALITY AUDIT. To the extent required by law, CBC shall permit Progenics to audit, in cooperation with CBC's personnel, production, packaging, and quality control facilities of CBC and any of its significant suppliers as they relate to production of the Adjuvant to allow Progenics to verify CBC's compliance with its responsibilities under this Agreement.

     8.8 LIABILITY.

          (a) INDEMNIFICATION BY PROGENIES. Except as otherwise provided in Sections 8.8(b) or (c), Progenics will defend, indemnify and hold harmless CBC against any and all claims, actions, liabilities, damages, loses, costs or expenses, including reasonable attorneys' fees, based upon or arising out of the sales or use of any Licensed Product by Progenics or a sublicensee, unless CBC should fail to give Progenics prompt notice thereof in writing and such failure materially prejudices CBC's abilities to defend against such claim. CBC shall permit Progenics to control the investigation, preparation and defense thereof(including any compromise or settlement thereof and any appeal) and provide reasonable assistance to Progenics, at Progenics' expense, in that regard.

          (b) LIABILITY. Each Party assumes full responsibility and liability for any injury, damage or expense which it or its employees, agents and invitees incur and which arise from its manufacture, handling and use of the Adjuvant or Licensed Products, except to the extent such injury, damage or expense arises from the negligence or willful misconduct of the other Party.

          (c) INDEMNIFICATION BY CBC. CBC will defend, indemnify and hold harmless Progenics against any and all claims, actions, liabilities, damages, losses, costs or expense (including reasonable attorneys' fees) based upon the failure of the Adjuvant to conform to the Specifications; of CBC, unless Progenics shall fail to give CBC prompt notice thereof in writing and such failure materially prejudices Progenics' ability to defend against said claim. Progenics shall permit CBC to control the investigation, preparation and defense thereof (including any compromise or settlement thereof and any appeal) and provide reasonable assistance to CBC, at CBC's expense, in that regard.

9.  CONFIDENTIALITY.

     9.1 CONFIDENTIALITY. The Parties acknowledge that during the Term, either Party may receive from the other Party information which is proprietary, confidential and of significant commercial value to the disclosing Party. Except to the extent expressly authorized by this Agreement, the Parties agree that, for the Term and for five
          (5) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose (except those related to this agreement) any information furnished to it by the other Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof (including written records) that such information:

          (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

          (d) was subsequently lawfully disclosed to the receiving Party by a third party; or

          (e)  was subsequently independently developed by receiving Party.

     9.2 PERMITTED DISCLOSURES. Each Party may disclose the other Party's information to the extent such disclosure is reasonably necessary in prosecuting or defending litigation, filing, prosecuting or maintaining patent applications or patents, complying with applicable laws or regulations, or, in the case of Progenics and its sublicensees, conducting preclinical or clinical trials or preparing or filing regulatory filings with respect to Licensed Products; provided, however, that if a Party is required to make any disclosure of the other Party's information furnished pursuant to this Agreement, it will give reasonable advance notice of such disclosure requirements to the other Party and, except to the extent inappropriate as in the case of patent applications, will use its best efforts to secure confidential treatment of such information required to be disclosed.

10. TERM; TERMINATION.

     10.1 TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided in this Section 10, shall expire on the date royalties are not longer payable by Progenics to CBC under Section 3.3 (the "Term"), upon which expiration Progenics shall thereafter have in perpetuity a royalty-free license in the Licensed Territory to use the Knowhow and practice the Licensed Patent Rights to develop, make, have made, use and sell Licensed Products without any accounting to CBC.

     10.2 MATERIAL BREACH. Subject to Section 13.6, failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other

          Party to give to the Party in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within sixty (60) days after the receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it by law or in equity, to terminate this Agreement effective upon written notice to the other Party. The right of a Party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

     10.3 ACCRUED RIGHTS, SURVIVING OBLIGATIONS; SUBLICENSEES. Expiration or any termination of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration or termination. Such expiration or termination shall not relieve either Party from obligations which are expressly indicated to survive expiration or termination of this Agreement, which obligations include, without limitation, those under Sections 4.4, 5,2(b), 7, 8.7, 8.8, 9, 11 and 12. [***]

     10.4 TERMINATION BY PROGENICS. Progenics may terminate this Agreement by giving 90 days written notice to CBC: provided Progenics shall be obligated to fulfill its obligations under any binding purchase order outstanding; and further provided that upon such termination all rights to Know-how and Licensed Patent Rights shall revert to CBC.

11.  PATENTS.

     11.1 INVENTIONS. Title to any Licensed Patent Rights will follow inventorship, which will in turn be determined in accordance with United States laws of inventorship and written evidence of the Parties. Designation of inventors on any patent application is a matter of law and will be solely within the discretion of qualified patent counsel of CBC and Progenics.

     11.2 PATENT PROSECUTION STRATEGY. Subject to the other terms of this
          Agreement:

          (a) CBC SOLELY OWNED LICENSED PATENT RIGHTS. During the Term, the filing, prosecution and maintenance of Licensed Patent Rights solely owned by CBC will be under the control of CBC, at its sole cost and expense.

          (b) JOINTLY OWNED LICENSED PATENT RIGHTS. During the Term, the filing, prosecution and maintenance of any Licensed Patent Rights jointly owned


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                                     -26-
               by the Parties will be under the control of the Party from whom the majority of the data underlying such Licensed Patent Rights arose (the "controlling Party"), and the controlling Party is authorized to undertake such filings, prosecutions and maintenance at its sole cost and expense, using patent counsel reasonably satisfactory to the non-controlling Party and with the reasonable cooperation of the non-controlling Party and its employees, provided that: (i) the controlling Party notifies the non-controlling Party reasonably prior to the filing of any such Licensed Patent Rights by the controlling Party and permits review of such proposed Licensed Patent Rights by the non-controlling Party; (ii) the controlling Party provides the non-controlling Party promptly with copies of all communications received by the controlling Party; (iii) the controlling Party keeps the non-controlling Party reasonably informed of the status of such Licensed Patent Rights, and (iv) the controlling Party provides the non-controlling Party notice at least thirty (30) days in advance of taking or failing to take any action that would affect the scope or validity of any such Licensed Patent Rights (including but not limited to substantially narrowing or canceling any claim, abandoning any such Licensed Patent Rights or not filing or perfecting the filing of any such Licensed Patent Rights in any country), with prior written notice of such proposed action or inaction so that the non-controlling Party has a reasonable opportunity to review and make comments. Either Party may assign its rights to any jointly owned Licensed Patent Rights to the other Party, who will have the right, in its discretion, to assume the prosecution and maintenance thereof at its sole expense and as the sole owner thereof.

          (c)                          [***]


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                                     -27-

                                      [***]


     11.3 THIRD PARTY INFRINGEMENT. Either Party promptly shall notify the other Party in writing of any alleged infringement of the Licensed Patent Rights and of any available evidence thereof. The Parties shall consult as to a potential litigation strategy or strategies against any alleged infringer. If the Parties commence and prosecute a suit jointly, they shall share all associated attorneys' fees and out-of-pocket litigation expenses equally. If the Parties do not decide to jointly commence an action within thirty (30) days of the notice specified above, or otherwise terminate the alleged infringement, CBC shall have the right, at its expense, to bring suit against the allegedly infringing party. [***]

     11.4 TRADEMARKS. Progenics, at its expense, shall be responsible for the selection, registration and maintenance of all trademarks and tradenames which it employs in connection with Licensed Products. The terms "trademark" or "tradename" shall include, without limitation, the name or names of any Licensed Products, the design of the packaging of any Licensed Products, and the appearance of dosage forms of any Licensed Product. Progenics shall own such tradenames and trademarks and shall retain such ownership upon termination of this Agreement.

12.  ARBITRATION.

     Any dispute, controversy or claim between the Parties, arising out of or relating to this Agreement or the Parties' respective rights and obligations hereunder either during or after the Term (including the question as to whether any such matter is arbitrable) shall be subject to binding arbitration in accordance with then-existing commercial arbitration rules of the American Arbitration Association. The Parties agree that, in the course of any such


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

     arbitration, service of any notice at their respective addresses in accordance with Section 13.11 of this Agreement shall be valid and sufficient, and any arbitration hereunder shall be in the jurisdiction of the defendant Party, which in the case of Progenics shall be New York and in the case of CBC shall be Massachusetts. In any such arbitration, an award shall be rendered by a majority of the members of a board of arbitration consisting of three (3) members, one (1) of whom shall be chosen by each of Progenics and CBC and the third of whom shall be appointed by mutual agreement of such two (2) arbitrators. In the event of failure of such two (2) arbitrators to agree within sixty (60) days after the commencement of arbitration (as defined below) upon appointment of the third arbitrator, or in the event that either Party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceedings, the third arbitrator or (upon request of the other Party) the second arbitrator and the third arbitrator, as the case may be, shall be appointed by the American Arbitration Association in accordance with its then existing commercial arbitration rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall mean the date upon which the defendant Party receives from the American Arbitration Association a copy of the request for arbitration filed by the party desiring to have recourse to arbitration. The decision of the arbitrators shall be in writing and shall set forth the basis therefor. The Parties shall abide by all awards rendered in arbitration proceedings, and such awards may be enforced and executed upon in any court having jurisdiction over the Party against whom enforcement of such award is to be sought. The Parties shall divide equally the administrative charges, arbitrators' fees, and related expenses of arbitration, but each Party shall pay its own legal fees incurred in connection with any such arbitration; provided, however, if the arbitrators determine that one Party prevailed clearly and substantially over the other Party, then the non-prevailing Party shall also pay the reasonable attorneys' fees and expert witness costs and other arbitration costs of the prevailing Party.

13.  MISCELLANEOUS PROVISIONS.

     13.1 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, distributorship, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

     13.2 ASSIGNMENTS. Except as set forth in Section 8 hereof, neither Party shall assign any of its right or obligations hereunder or this Agreement, except that either Party may do so: (a) as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or voting control of such Party; (b) to any wholly-owned subsidiary if such Party remains liable and responsible for the performance and observance of all of the subsidiary's duties and obligations hereunder; (c) with the prior written consent of the other

          Party; (d) as incident to a joint venture between Progenics and a major corporate partner; or (e) as incident to any reorganization of CBC; including any reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code and any merger, spin-off, sale of assets or other transaction. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 13.2 shall be void.

     13.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, CBC agrees to provide a letter to FDA authorizing Progenics to cross reference CBC's drug master flies for QS-21.

     13.4 NO NAME OR TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names "Cambridge Biotech Corporation" or "Progenics Pharmaceuticals, Inc." or any contraction thereof or any other trade name or trademark of CBC or Progenics in connection with the performance of this Agreement.

     13.5 PUBLIC ANNOUNCEMENTS. Except as may otherwise be required by applicable law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party (not to be unreasonably withheld).

     13.6 FORCE MAJEURE. If any default or delay occurs which prevents or materially impairs a Party's performance and is due to a cause beyond the Party's reasonable control, including but not limited to any act of any god, flood, fire, explosion, earthquake, casualty, accident, war, revolution, civil commotion, blockade or embargo, injunction, law, proclamation, order, regulation or governmental demand, the affected Party promptly shall notify the other Party in writing of such cause and shall exercise diligent efforts to resume performance under this Agreement as soon as possible. Neither Party shall be liable to the other Party for any loss or damage due to such cause. Neither Party may terminate this Agreement because of such default or delay.

     13.7 ENTIRE AGREEMENT OF THE PARTIES; AMENDMENTS. This Agreement, including the exhibits attached hereto which are incorporated herein, constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements,

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

          whether verbal or written, between the Parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

     13.8 SEVERABILITY. In the event that any of the provisions of this Agreement shall for any reason be held by any court or authority of competent jurisdiction to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

     13.9 CAPTIONS. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

     13.10 APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts applicable to agreements made and performed wholly within such state without regard to its principles of conflicts of laws.

     13.11 NOTICES AND DELIVERIES. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by telecopy (with written confirmation to follow via United States first class mail) or five
          (5) days after being sent by United States certified mail to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by written notice to the other Party in accordance with this Section.

          If to CBC, addressed to:

               Cambridge Biotech Corporation
               365 Plantation Street
               Worcester, MA 01605
               Attention: President
               Telecopy: 508-797-4014

          with a copy to:

               Attention: General Counsel
               Telecopy: 508-797-4014


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

          If to Progenics, addressed to:

               Progenics Pharmaceuticals, Inc.
               777 Old Saw Mill River Road
               Tarrytown, NY 10591

               Attention: Paul J. Maddon, M.D., Ph.D., CEO
               Telecopy: 914-789-2817

     13.12 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.13 COMPLIANCE WITH LAWS. Progenics and CBC each shall comply with all applicable laws in connection with its own performance under this Agreement. Without limiting the generality of the foregoing, Progenics shall be responsible for compliance with all applicable product safety, product testing, product labeling, package marking, and product advertising laws and regulations, except with respect to efforts performed by CBC in which case CBC shall be responsible for its activities as governed by such laws and regulations.

     13.14 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by a Party and shall be able to be relied fully on by the Parties.

     13.15 BANKRUPTCY COURT APPROVAL: ESCROW. The performance of either party of its obligations hereunder is subject to approval of this Agreement by the United States Bankruptcy Court for the District of Massachusetts, Western Division. Within thirty days following execution of this Agreement, CBC will deliver to a mutually agreeable escrow agent all documentation set forth on EXHIBIT C, attached hereto and made a part hereof, (the "Escrow
          Documentation") necessary for Progenics to manufacture the Adjuvant pursuant to the provisions of Section 8.5(b) of this Agreement. [***] At Progenics' expense, Progenics shall obtain a verification from Coopers & Lybrand, L.L.P. that the documentation delivered to the Escrow Agent conforms with the definition of Escrow Documentation as set forth in Exhibit C. The Escrow Documentation shall be held by the escrow agent pursuant to the terms of a mutually agreeable escrow agreement which shall


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          provide INTER ALIA for the updating of the Escrow Documentation as necessary by CBC to insure that the Escrow Documentation is current and for the delivery of the Escrow Documentation to CBC upon the effective date of CBC's reorganization plan and prior to such date for delivery of the Escrow Documentation to Progenics in the event of the occurrence of an Inability to Supply or in the event that CBC's Chapter 11 bankruptcy proceeding is converted to a Chapter 7 bankruptcy proceeding. The procedures set forth in this Section
          13.15 respecting escrow shall apply each and every time, if any, that CBC enters into reorganization or bankruptcy in the future.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective corporate officers, duly authorized as of the day and year first above written.

CAMBRIDGE BIOTECH CORPORATION           PROGENICS PHARMACEUTICALS, INC.

By: /s/ Alison Taunton-Rigby            By: /s/ Paul J. Maddon
   --------------------------              ---------------------------------
Name: Alison Taunton-Rigby              Name: Paul J. Maddon, M.D., Ph.D.
     -----------------------                 -------------------------------
Title: President and CEO                Title: CEO and Scientific Director
      ----------------------                  ------------------------------


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

                                  EXHIBIT A

                            LICENSED PATENT RIGHTS

U.S. Patent No. 5,057,540, entitled "Saponin Adjuvant" inventors Charlotte A. Kensil and Dante J. Marciani, issued October 15, 1991 (filed August 27, 1990).

     COUNTRY                                            SERIAL NUMBER

     Australia                                          19340/88
     Canada                                             568,119
     Denmark                                            6029/89
     Europe                                             88905332.8
     Japan                                              504974/1988
     PCT                                                PCT/US88/01842

                                  EXHIBIT B

CAMBRIDGE BIOTECH CORPORATION      365 PLANTATION ST.       WORCESTER, MA 01605

                            CERTIFICATE OF ANALYSIS


                                      [***]

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                                   EXHIBIT C


                                      [***]




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

[LOGO]  PROGENICS                                Progenics Pharmaceuticals, Inc.
                                                 Old Saw Mill River Road
                                                 Tarrytown, New York 10591
                                                 (914) 789-2800
                                                 Telefax:(914) 789-2817


September 6, 1995


Alison Taunton-Rigby, Ph.D.
Chief Executive Officer
Cambridge Biotech Corporation
365 Plantation Street
Worcester, MA 01605


Re: Cambridge Biotech Corporation/Progenics License and Supply Agreement (August 1995)

Dear Dr. Rigby,

This letter confirms our understanding that if pursuant to Paragraph 8.5(b) of the above-referenced agreement Progenics finds it necessary to manufacture the Adjuvant, CBC agrees that it will immediately execute and deliver a letter as set forth in Appendix A (attached).

Sincerely,


/s/ Paul J. Maddon
Paul J. Maddon, M.D., Ph.D.
Chairman and CEO
Scientific Director



Accepted:


/s/ Alison Tauton-Rigby

Alison Taunton-Rigby, Ph.D.
Chief Executive Officer
Cambridge Biotech Corporation

PJM/em